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                 PROMISSORY NOTE SECURED BY SECURITY AGREEMENT



    $ 300,000.00                                         SEPTEMBER 24, 1997


      THIS PROMISSORY NOTE IS MADE THIS 24TH DAY OF SEPTEMBER, 1997 AT TECATE, STATE OF BAJA CALIFORNIA NORTE, MEXICO.


     FOR VALUE RECEIVED, the receipt of which is hereby acknowledged, the undersigned, Cerveceria Rio Bravo S.A. de C.V. ("Maker'1) promises to pay to Internacional de Mexico S.A. de C.V. ("Holder") or order, the sum of Three Hundred Thousand and no/100 Dollars ($300,000.00) together with interest thereon at the rate of twelve percent (12%) per annum, payable on or before November
23, 1997 when the balance of principal, together with interest accrued thereon, shall become immediately due and payable.

PREPAYMENT. Maker may prepay the principal and interest under this Note in whole or in part prior to the Maturity Date without any prepayment penalty.

DEFAULT. Maker will be in default if any of the following happens: (a) In the event Maker fails make the payment when due after ten (10) days written notice from Holder; (b) The occurrence and continuance of any one or more of the events of default specified in the security agreement between Cerveceria Rio Bravo S.A. de C.V., as debtor and Internacional de Mexico S.A. de C.V., as secured party, signed this date: (c) Maker becomes insolvent, a receiver is appointed for any part of Maker's property, Maker makes an assignment for the benefit of creditors, or any proceeding is commenced either by Maker or against maker under any bankruptcy or insolvency laws; (d) Any creditor tries by legal process to take any of Maker's property on or in which Holder, Internacional de Mexico S.A. de C.V. has a lien or security interest and such action continues without being stayed or dismissed for 60 days.

     Upon default, Holder may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Maker will pay that amount

     In the event of a default hereunder that continues unremedied: (a) the maker of this Note promises to pay to the holder hereof all costs of collection and reasonable attorney's fees, and court cost incurred by the holder hereof on account of

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such collection, whether or not litigation is commenced, including, but not limited to, all attorney's fees and costs incurred by the holder hereof in any bankruptcy proceedings; (b) maker agrees that the holder hereof shall have the rights and remedies available to a creditor under, and that this Note shall be construed in accordance with, the laws of the State of Baja California Norte, Mexico. All cost of collection and attorney's fees shall be deemed added to principal when such amounts are incurred by the holder hereof and shall accrue interest at the rate provided in this Note until paid.

     The maker agrees that the rights granted to the holder hereof pursuant to this Note shall accrue to any endorsee of this Note who is lawfully in possession of this Note.

COLLATERAL. This Note is secured by security agreement executed this date by Cerveceria Rio Bravo S.A. de C.V

The undersigned, and any other party liable for the debt evidence by this Note, severally waives demand, presentment, notice of dishonor and protest of this Note; and consents to any extension or postponement of time of its payment without limit as to number or period; to any substitution, exchange or release of all or any part of the collateral securing this Note; to the addition of any party; and to the release, discharge or suspension any right and remedies against any person who may be liable for the payment of this debt. No delay on the part of the holder in the exercise of any right or remedy shall operate as a waiver, no single or partial exercise by the holder of any right or remedy shall preclude any other or further exercise of that right or remedy or the exercise of any other right or remedy; and no waiver or indulgence by the holder of any default shall be effective unless it is in writing and signed by the holder; nor shall a waiver on one occasion be construed as a bar to, or waiver of, any right on any future occasion.


MAKER:  Cerveceria Rio Bravo S.A. de C.V.
        Boulevard Morelos # 750 Colonia Industrial City of Tecate
        State of Baja California Norte, Mexico



         BY: /s/ Peter Bordeaux
            -------------------------
                  President



         BY: /s/ James Ake
            -------------------------
                Secretary

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